                                                                     Exhibit 21

                                 SUBSIDIARIES


                                                         Jurisdiction of
        Name                                              Organization
        ----                                             ---------------
        Hewitt Associates S.A........................... Argentina
        Hewitt Associates Pty. Ltd...................... Australia
        Hewitt Associates GmbH.......................... Austria
        Hewitt Associates S.A........................... Belgium
        3038402 Nova Scotia Company..................... Canada
        3409635 Canada Inc.............................. Canada
        3412822 Canada Inc.............................. Canada
        Hewitt Associates (Chile) Limitada.............. Chile
        Hewitt Associates Consulting (Shanghai) Co. Ltd. China
        Hewitt Associates SARL.......................... France
        Hewitt Associates GmbH.......................... Germany
        Hewitt Associates (India) Pvt. Ltd.............. India
        PT Hewitt Konsultan Indonesia................... Indonesia
        Hewitt Associates Srl........................... Italy
        Hewitt Associates Kabushiki Gaisya.............. Japan
        Hewitt Associates SDN. BHD...................... Malaysia
        Hewitt Associates de Mexico S. de R.L. de C.V... Mexico
        Empresas Hewitt S. de R.L. de C.V............... Mexico
        Hewitt Mexicana S. de R.L. de C.V............... Mexico
        Hewitt Associates S.C........................... Mexico
        Hewitt Associates............................... New Zealand
        Hewitt Strat Asia, Inc.......................... Philippines
        Hewitt Associates Sp. z o.o..................... Poland
        Hewitt Associates LLC Sucursal en Portugal...... Portugal
        Hewitt Associates Pte. Ltd...................... Singapore
        Hewitt Associates Korea Yuhan Hoesa............. South Korea
        Hewitt Associates, S.A.......................... Spain
        PRASA Hewitt A.G................................ Switzerland
        Hewitt Associates (Thailand) Limited............ Thailand
        Hewitt Associates Limited....................... United Kingdom
        Hewitt Bacon & Woodrow Limited.................. United Kingdom
        Hewitt Distributions LLC........................ United States
        Hewitt Insurance Brokerage LLC.................. United States
        ANNOD Corp...................................... United States
        Hewitt Financial Services LLC................... United States
        Sageo LLC....................................... United States




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